UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 31, 2008

HAWAIIAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31443	71-0879698
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3375 Koapaka Street, Suite G-350, Honolulu, HI 96819

(Address of Principal Executive Offices) (Zip Code)

(808) 835-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 31, 2008, Hawaiian Airlines, Inc., the registrant’s wholly owned subsidiary (“Hawaiian”), entered into an agreement with Airbus S.A.S. for the purchase of six Airbus A330-200 model aircraft and six Airbus A350XWB(Extra Wide Body)-800 model aircraft.  The agreement provides for delivery, subject to certain extension rights, of two A330-200 aircraft in calendar 2012; three A330-200 aircraft in calendar 2013; one A330-200 aircraft in calendar 2014; two A350XWB-800 aircraft in calendar 2017; two A350XWB-800 aircraft in calendar 2018; one A350XWB-800 aircraft in calendar 2019; and one A350XWB-800 aircraft in calendar 2020.  The agreement also provides Hawaiian with purchase rights with respect to an additional six A330-200 aircraft, exercisable until between calendar 2010 and calendar 2013, and six A350XWB-800 aircraft, exercisable until between calendar 2018 and calendar 2019.  The agreement has a total list-price of $4.4 billion if these purchase rights are fully exercised.  The agreement also provides for certain additional contingent purchase rights with respect to A330-200 aircraft.  In connection with the agreement, Airbus agreed to provide stand-by financing for the acquisition of up to four aircraft, two of which may be A350XWB-800 aircraft if the entire amount of the financing is not used for A330-200 aircraft.

On February 4, 2008, Hawaiian issued a press release announcing the entry into the agreement with Airbus, which press release is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release Dated February 4, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2008

HAWAIIAN HOLDINGS, INC.

By:	/s/ Peter R. Ingram
Name: Peter R. Ingram
Title: Executive Vice President, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

99.1	Press Release Dated February 4, 2008.